EX-99.23(d)(119)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                     J.P. MORGAN INVESTMENT MANAGEMENT INC.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and J.P. MORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     WHEREAS, in order to reflect a change in sub-adviser for the JNL/Western Asset U.S. Government & Quality Bond Fund, Schedule A and Schedule B must be amended, to add the new sub-advised fund (the JNL/JPMorgan U.S. Government & Quality Bond Fund).

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 30, 2007, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 30, 2007, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 30th day of April, 2007.

JACKSON NATIONAL ASSET                      J.P. MORGAN INVESTMENT
MANAGEMENT, LLC                             MANAGEMENT INC.

By:                                         By:
Mark D. Nerud                               Name:______________________________
Title: President                            Title:_____________________________

                                   SCHEDULE A
                              DATED APRIL 30, 2007
                                     (Funds)
 ------------------------------------------------------------------------------
                     JNL/JPMorgan International Equity Fund
 ------------------------------------------------------------------------------
                      JNL/JPMorgan International Value Fund
 ------------------------------------------------------------------------------
                JNL/JPMorgan U.S. Government & Quality Bond Fund
 ------------------------------------------------------------------------------

                                   SCHEDULE B
                              DATED APRIL 30, 2007
                                 (Compensation)

----------------------------------------------------------------------------
                     JNL/JPMORGAN INTERNATIONAL EQUITY FUND
----------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $350 Million                                              .40%
------------------------------------------------------- --------------------
Amounts over $350 Million                                       .35%
------------------------------------------------------- --------------------

----------------------------------------------------------------------------
                      JNL/JPMORGAN INTERNATIONAL VALUE FUND
----------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $350 Million                                              .40%
------------------------------------------------------- --------------------
Amounts over $350 Million                                       .35%
------------------------------------------------------- --------------------

----------------------------------------------------------------------------
                JNL/JPMORGAN U.S. GOVERNMENT & QUALITY BOND FUND
----------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $200 Million                                              .20%
------------------------------------------------------- --------------------
$200 Million to $500 Million                                    .15%
------------------------------------------------------- --------------------
Amounts over $500 Million                                       .12%
------------------------------------------------------- --------------------